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EXHIBIT 10.81

     AGREEMENT made as of the 10th day of July, 1996, by and between Vitafort International Corporation, a Delaware corporation with its principal offices at 1800 Avenue of the Stars, Los Angeles, California 90067 ("VFRT") and Second Nature Technologies, Inc., a Delaware corporation with its principal offices at 591 Redwood Highway, Mill Valley, California 94941 ("SNT").

     WHEREAS, VFRT and SNT are parties to an agreement, dated October 5, 1993 (the "1993 Agreement"); and

     WHEREAS, VFRT and SNT desire to terminate the 1993 Agreement subject to the terms and conditions hereof;

     NOW THEREFORE, it is agreed as follows:

     1. Subject to the terms and conditions hereof, the 1993 Agreement is terminated in all respects and the parties shall have no further claims or rights thereunder.

     2. The parties each agree that, except as expressly provided herein, they shall each have no further obligations to the other party with respect to the 1993 Agreement.

     3. SNT shall, promptly upon the execution of this Agreement, deliver to VFRT all information under its control relating to the Vitafort Technology and/or the Vitafort Projects (as defined in the 1993 Agreement).

     4. SNT shall make Barry Saltzman available to VFRT, or its representatives, on a reasonable basis to advise VFRT or its representative with respect to the status of the Vitafort Technology and the Vitafort Projects. VFRT acknowledges that it has been advised that Saltzman is employed on a full time basis as the Chief Executive Officer of SNT and has a fiduciary obligation to fulfill his duties thereunder. Accordingly, such advice may be given by telephone or by written report. Saltzman agrees to make himself available to give such advice as is required under this paragraph.

     5. This Agreement shall be governed by the laws of the State of California as they are applied to contracts to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             Vitafort International Corporation
                             By: /s/ Sheldon Schrager
                                 --------------------------------
                                     Sheldon Schrager, Chairman of the Board

                             Second Nature Technologies, Inc.
                             By: /s/ Barry Saltzman
                                 --------------------------------
                                     Barry Saltzman, CEO
                                     (And individually as to paragraph 4)